                               [Langugage omitted]
                                TIANYUAN LAW FIRM

                 11F/TOWER C, CORPORATE SQUARE, 35 FINANCIAL ST.
                          BEIJING. 100032, P. R. CHINA
                  TEL: (8610) 8809-2188; FAX: (8610)8809-2150.
                           E-MAIL: tylawf@tylaw.com.cn

                                                                 Date: [o], 2006

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
1221 Avenue of the Americas
New York
NY 10020
United States of America

MORGAN STANLEY CHINA A SHARE FUND, INC.
1221 Avenue of the Americas,
New York,
NY 10020
United States of America

Dear Sirs:

     We have acted as special People's Republic of China ("PRC") legal counsel to Morgan Stanley Investment Management Inc., a company incorporated under the laws of Delaware, US (the "INVESTMENT ADVISER").

     We have been requested to provide this legal opinion with respect to the
Investment Adviser's proposed application for a Qualified Foreign Institutional
Investor ("QFII") license and QFII investment quota as an asset management institution in accordance with the PRC laws (the "APPLICATION"). For the purpose of this opinion, the Investment Adviser is also referred to as the QFII.

A.   DOCUMENTS EXAMINED AND INFORMATION PROVIDED

     1. In connection with the furnishing of this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of the following documents:

     (1) the Instruction Letter dated 1 September 2006 from Clifford Chance which sets forth the background information of the Application and the scope of our opinion;

     (2) the Global Custody Agreement dated [o] 2006 between Morgan Stanley
China A Share Fund, Inc. (the "FUND") and JPMorgan Chase Bank, N. A. (the
"GLOBAL CUSTODIAN")

(the "CUSTODIAN AGREEMENT"), and the Subcustodian Agreement dated May 19, 1993 between the Global Custodian and The Hong Kong and Shanghai Banking Corporation
Limited ("QFII CUSTODIAN") (the "SUBCUSTODIAN AGREEMENT") and a Supplementary
Custodian Agreement in respect of QFII Services dated [o] 2006 supplemental to the Custodian Agreement and Subcustodian Agreement between the Fund, the Global
Custodian, the QFII Custodian and the Investment Adviser as the QFII (together with the Custodian Agreement and Subcustodian Agreement being referred to as the
"CUSTODIAN ARRANGEMENTS"); and

     (3) the prospectus for the Fund dated [o] 2006 ("PROSPECTUS").

     All of the above documents are hereinafter collectively referred to as the
"DOCUMENTS". Terms used herein and not otherwise defined shall have the same meanings as ascribed to them in the Documents.

     2. In addition, we were instructed that:

     (1) the Investment Adviser has established a closed-end management investment company, the Fund, in accordance with the laws of the State of
Maryland and which is a US registered investment company under the US Investment
Company Act of 1940, as amended, and whose common shares are to be listed on the
New York Stock Exchange. The Investment Adviser is appointed as the investment adviser (i.e. as an agent) of the Fund to, amongst other things, manage the investments of the Fund through its QFII license and QFII investment quota obtained in the PRC.

     (2) the Investment Adviser has applied to the China Securities Regulatory
Commission ("CSRC"), and been granted, a QFII license to invest the assets of the Fund in "A" shares and other permitted securities in the PRC under the investment quota granted under the QFII license of the Investment Adviser.

     (3) for the purpose of (2) above, the Investment Adviser, being a QFII, has opened and registered or will open and register, one or more nominal-holder securities account(s) (the "NOMINAL-HOLDER SECURITIES ACCOUNTS") with the
Chinese Securities Depository and Clearing Corporation ("CSDCC") under the two-party joint names of "the QFII and the Fund".

     (4) for the purpose of (2) above, the QFII's special RMB accounts ("SPECIAL
RMB ACCOUNTS") with the QFII Custodian are in the joint names of "the QFII and the Fund";

     (5) each of the Nominal-Holder Securities Accounts referred to in (3) above is corespondent to one of the Special RMB Accounts referred to in (4) above.

     We have also examined originals and/or copies, certified or otherwise identified to our satisfaction, of such documents and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

                                                               TianYuan Law Firm

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B.   ASSUMPTIONS.

     In our examination of the aforesaid documents, we have assumed, without independent investigation and inquiry that:

1.   All signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo static copies conform to the originals;

2.   No amendments, revisions, modifications or other changes have been made with respect to any of the Documents to the date of this opinion after they were submitted to us for the purposes of this legal opinion; and

3.   Each of the parties to the Documents is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

     In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the
Documents.

C.   OPINION.

     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

1.   With respect to the Ownership of the Securities Assets in the Securities
     Account

1.1  According to the CSDCC's Implementing Rules on Registration and Clearing
     Business of Securities Investment by Qualified Foreign Institutional
     Investors in China promulgated by CSRC, the QFII (i.e. the Investment
     Adviser) will be the party entitled to the securities credited to the
     QFII's securities account, subject as provided below. However, according to the Measures on Administration of Domestic Securities Investment of
     Qualified Foreign Institutional Investors ("QFII MEASURES") and the CSRC's
     Circular regarding Relevant Issues on the Implementation of the QFII
     Measures ("CSRC CIRCULAR"), both promulgated on 24 August 2006 and became effective on 1 September 2006, the QFII (i.e. the Investment Adviser) who
     is providing assets management services to its clients including the Fund, shall open Nominal-Holder Securities Accounts under the joint names of the
     QFII and the Fund with the CSDCC and the designation of the QFII as part of the joint names of such securities account is for reference purposes only.
     The ownership of the assets credited in the Nominal-Holder Securities
     Accounts exclusively belongs to the Fund and is independent from the proprietary assets of the QFII and the QFII Custodian.

1.2  The QFII Measures and the CSRC Circular are valid under the PRC laws and shall apply to all situations where a fund is managed by a QFII. It is not limited to the

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     Investment Adviser and is binding on CSDCC and third parties such as creditors of the Investment Adviser.

1.3  By opening and maintaining the Nominal-Holder Securities Accounts in the joint names as set out in paragraph A.2(3) above, in accordance with the
     QFII Measures and the CSRC Circular, Investment Adviser as QFII has no
     ownership interest in any of the assets contained in the Securities
     Account.

1.4  Under the PRC laws, all rights and interests obtained by the QFII in the performance of its duties as the investment adviser acting for and on behalf of the Fund, belong to the Fund. Therefore, the Fund shall be the principal who is ultimately and exclusively entitled to the ownership and other rights and interests of the securities assets credited to the
     Nominal-Holder Securities Accounts.

1.5  Pursuant to the foregoing, the opening of the Nominal-Holder Securities
     Accounts in the joint names as set out in paragraph A.2(3) above, would under applicable PRC laws be sufficient for the securities assets credited to the Nominal-Holder Securities Accounts to be treated as being owned ultimately and exclusively by the Fund and not the Investment Adviser.

2.   With respect to the Custody Activities

     Under the PRC laws, the QFII (i.e. Investment Adviser) takes the role of an investor. Given that under the Custodian Arrangements, the Fund appoints the Global Custodian which in turn appoints the QFII Custodian to take the legal responsibilities for the custody and safe keeping of the assets invested via the QFII quota under the PRC laws: (a) the Investment Adviser shall not be treated as carrying on any custody or safe keeping activities in relation to the securities assets credited to the Nominal-Holder
     Securities Account; and (b) assuming that the laws of United States would treat the Fund as the owner of the securities assets held for it by the
     Global Custodian under the terms of the Custodian Arrangements, the securities assets credited to the Securities Account shall be treated as being owned ultimately and exclusively by the Fund and not the QFII
     Custodian or the Global Custodian.

3.   With respect to the cash in the Special RMB Accounts

     Opening and maintaining the Special RMB Accounts in the joint names of the
     QFII and the Fund as set out in paragraph A.2(4) above (with no objection from the CSRC or the PRC State Administration of Foreign Exchange) and in
     accordance with the terms of the Custodian Arrangements, would under the
     PRC laws be sufficient for the cash credited to the Special RMB Accounts to be treated as belonging ultimately and exclusively to the Fund assuming that the applicable laws of United States would treat the cash credited to the Special RMB Accounts as belonging to the Fund, and not the Investment
     Adviser.

4.   With respect to the tax ownership of the securities assets in the
     Nominal-Holder Securities Accounts for PRC tax purposes and the identity of the taxpayer for purposes

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     of any PRC taxes imposed with respect to gains, income, or revenue generated by the securities assets

     Under PRC tax law, notwithstanding that the Fund will be treated as ultimately and exclusively owning the securities assets credited to the
     Securities Account, the QFII will be treated as having tax ownership of the securities assets in the Nominal-Holder Securities Accounts for all PRC tax
     purposes. As a result, the Investment Adviser will be the taxpayer with respect to gains, income or revenue generated by the securities assets credited to the Nominal-Holder Securities Accounts. In the event PRC taxes are imposed with respect to: (i) gains generated from the disposition of securities assets (for enterprise income tax purposes), (ii) dividends, interest, or other income generated with respect to the holding of the securities assets (for enterprise income tax purposes), or (iii)
     transaction value of trades for securities assets (for stamp tax purposes)
     Investment Adviser will serve as the technical taxpayer, regardless of the identity of the withholding agent such as the QFII Custodian which may actually pay such taxes. Any taxes paid by the QFII Custodian or any other withholding agents for the Investment Adviser and all tax documentation and receipts related thereto will reflect the Investment Adviser as the taxpayer for PRC tax purposes.

5.   With respect to the PRC Law and this Opinion

     We are licensed to practise in the PRC and the foregoing opinion is limited to the laws, regulations, measures, rules, notices, circulars, guidelines, directions, orders or decrees of the PRC currently in force and publicly available on the date of this opinion and is subject to the following qualifications:

     (a)  We express no opinion as to any law other than the laws of the mainland territory of the PRC in force on the date of this opinion. In particular, we have made no investigations and we express no opinion as to the laws of the Special Administrative Regions of Hong Kong and
          Macao or of United States;

     (b)  This opinion is intended to be used in the context which is specifically referred to herein and each section should be treated as a whole regarding the same subject matter; and

     (c)  The PRC laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

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This opinion is rendered solely to you in connection with the above matter and at your request. This opinion may not be relied upon by you for any other purpose or released upon by or furnished to any other person without our prior written consent.

                                           Very truly yours,

                                                              TianYuan Law Firm

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